10f-3 REPORT

Smith Barney Diversified Strategic Income Fund

February 1, 2005 to July 31, 2005


Issuer: SunGard Data Systems Inc. (due 8/15/2013)
Trade Date: 7/27/2005
Selling Dealer: Deutsche Bank
Amount:  525,000
Price: 100.00
% Received by Fund: 0.0.33%
% of Issue (1): 1.028% A

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 15,925,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Deutsche Bank Securities
Citigroup
JP Morgan Securities
Goldman Sachs & Co.
Morgan Stanley
Banc of America Securities LLC

Co-Manager (s):
RBC Capital Markets
BNY Capital Markets, Inc.

Selling Group:
N/A


Issuer: Las Vegas Sands Corp. (due 2015)
Trade Date: 2/3/2005
Selling Dealer: Goldman Sachs & Co.
Amount:  1,550,000
Price: 99.09
% Received by Fund: 0.620%
% of Issue (1): 16.00% B

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 38,450,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Goldman Sachs & Co.

Co-Manager (s):
Citigroup
JP Morgan Securities
Lehman Brothers
Merill Lynch & Co.
Scotia Capital Inc.
UBS Financial Services Inc.

Selling Group:
N/A


Issuer: Host Marriott
Trade Date: 3/3/2005
Selling Dealer: Goldman Sachs & Co.
Amount:  375,000
Price: 100.00
% Received by Fund: 0.058%
% of Issue (1): 2.718% C

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 17,290,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co.

Co-Manager (s):
Banc of America Securities LLC
Bank of New York Securities
Bear Stearns & Co. Inc.
Calyon New York
RBS Securities Corp.
Scotia Capital Inc.
Societe Generale
Wachovia Securities Inc.

Selling Group:
N/A


Issuer: Levi (Floating Rate Note)
Trade Date: 3/7/2005
Selling Dealer: Bank of America
Amount:  475,000
Price: 100.00
% Received by Fund: 0.125%
% of Issue (1): 3.684% D

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
D - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 13,525,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Banc of America LLC
Citigroup
Goldman Sachs & Co.
JP Morgan Securities
Scotia Capital Inc.

Co-Manager (s):
Bear Stearns & Co Inc.
Credit Suisse First Boston Corp.

Selling Group:
N/A


Issuer: Chesapeake Energy Corp (maturity = 1/15/16)
Trade Date: 4/13/2005
Selling Dealer: Lehman Brothers
Amount:  2,550,000
Price: 99.07
% Received by Fund: 0.425%
% of Issue (1): 3.333% E

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
E - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 17,450,000.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Banc of America Securities LLC
Credit Suisse First Boston Corp.
Deutsche bank Securities Inc.
Lehman Brothers
UBS Financial Services Inc.

Co-Manager (s):
Bear Stearns & Co. Inc.
BNP Paribas
Citigroup
Morgan Stanley
ABN Amro
Bosc Inc.
Calyon New York
Comerica Inc.
Fortis Capital Corp.
Harris Nesbitt
Piper Jaffray & Co.
RBC Dominion Securities
RBS Greenwich Capital
SunTrust Robinson Humphrey
TD Securities
Wachovia Bank
Wells Fargo

Selling Group:
N/A